                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                      First Industrial Realty Trust, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                       FIRST INDUSTRIAL REALTY TRUST, INC.
                             311 South Wacker Drive
                                   Suite 4000
                             Chicago, Illinois 60606

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                ----------------

                           TO BE HELD ON MAY 15, 2002


         NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders (the "Annual Meeting") of First Industrial Realty Trust, Inc. (the "Company") will be held on Wednesday, May 15, 2002 at 9:00 a.m. at the offices of the Company located at 311 South Wacker Drive, 40th Floor, Chicago, Illinois 60606 for the following purposes:

         1. To elect three Class II directors of the Company to serve until the 2005 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

         2. To ratify the Board of Directors' selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2002; and

         3. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

         Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

         The Board of Directors has fixed the close of business on March 20, 2002 as the record date for the Annual Meeting. Only stockholders of record of the Company's common stock, $.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

         You are requested to fill in and sign the enclosed Proxy Card, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                              By Order of the Board of Directors

Chicago, Illinois                             Michael J. Havala
April 9, 2002                                 Secretary

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                       FIRST INDUSTRIAL REALTY TRUST, INC.
                             311 South Wacker Drive
                                   Suite 4000
                             Chicago, Illinois 60606

                                ----------------

                                 PROXY STATEMENT

                                ----------------

                   FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 15, 2002

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Industrial Realty Trust, Inc. (the "Company") for use at the 2002 Annual Meeting of Stockholders of the Company to be held on Wednesday, May 15, 2002, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to vote on the election of three Class II directors of the Company, to ratify the Board of Directors' selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year and to act on any other matters properly brought before them.

         This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about April 9, 2002. The Board of Directors has fixed the close of business on March 20, 2002 as the record date for the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 39,254,795 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them on each matter presented to the stockholders at the Annual Meeting.

         STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY CARD RECEIVED PRIOR TO THE VOTE AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING AS DIRECTED ON THE PROXY CARD. IF A PROPERLY EXECUTED PROXY CARD IS SUBMITTED AND NO INSTRUCTIONS ARE GIVEN, THE PERSONS DESIGNATED AS PROXY HOLDERS ON THE PROXY CARD WILL VOTE (I) FOR THE ELECTION OF THE THREE NOMINEES FOR CLASS II DIRECTORS OF THE COMPANY NAMED IN THIS PROXY STATEMENT, (II) FOR THE RATIFICATION OF THE BOARD OF DIRECTORS' SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR AND (III) IN THEIR OWN DISCRETION WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE STOCKHOLDERS AT THE ANNUAL MEETING OR AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THE PROXY STATEMENT WILL BE PRESENTED AT THE ANNUAL MEETING.

         The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of the holders of a majority of the votes cast with a quorum present at the Annual Meeting is required for the election of Class II directors and the ratification of the selection of the Company's auditors. Abstentions and broker non-votes will not be counted as votes cast and, accordingly, will have no effect on the majority vote required, although they will be counted for quorum purposes.

         A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, by filing a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

         The Company's 2001 Annual Report, including financial statements for the fiscal year ended December 31, 2001, is being mailed to stockholders concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material.


                                   PROPOSAL I

                        ELECTION OF A CLASS OF DIRECTORS

         Pursuant to the Articles of Amendment and Restatement of the Company, as amended (the "Articles"), the maximum number of members allowed to serve on the Company's Board of Directors is 12. The Board of Directors of the Company currently consists of nine seats and is divided into three classes, with the directors in each class serving for a term of three years and until their successors are duly elected and qualified. The term of one class expires at each Annual Meeting of Stockholders. Nine persons currently serve as directors of the Company.

         At the Annual Meeting, three directors will be elected to serve until the 2005 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The Board of Directors has nominated Michael W. Brennan, Michael G. Damone and Kevin W. Lynch to serve as Class II directors (the "Nominees"). Each of the Nominees is currently serving as a Class II director of the Company and has consented to be named as a nominee in this Proxy Statement. The Board of Directors anticipates that each of the Nominees will serve as a director if elected. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will vote for the election of such other person or persons as the Board of Directors may recommend.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES.

INFORMATION REGARDING NOMINEES AND DIRECTORS


         The following biographical descriptions set forth certain information with respect to the three Nominees for election as Class II directors at the Annual Meeting, the continuing directors whose terms expire at the Annual Meetings of Stockholders in 2003 and 2004 and certain executive officers, based on information furnished to the Company by such persons. The following information is as of March 20, 2002, unless otherwise specified.

 CLASS II NOMINEES FOR ELECTION AT 2002 ANNUAL MEETING - TERM TO EXPIRE IN 2005

MICHAEL W. BRENNAN                                           Director since 1996

         Mr. Brennan, 45, has been a director since March 1996. He has been President and Chief Executive Officer of the Company since November 1998, prior to which time he served as Chief Operating Officer of the Company from December 1995 to November 1998 and as Senior Vice President--Asset Management of the Company from April 1994 to December 1995. He was a partner of The Shidler Group between 1988 and 1994 and the President of the Brennan/Tomasz/Shidler Investment Corporation and was in charge of asset management, leasing, project finance, accounting and treasury functions for The Shidler Group's Chicago operations. Between 1986 and 1988, Mr. Brennan served as The Shidler Group's principal acquisition executive in Chicago. Prior to joining The Shidler Group, Mr. Brennan was an investment specialist with CB Commercial (now CB Richard Ellis, Inc.). His professional affiliations include the National Association of Real Estate Investment Trusts ("NAREIT"), the Council for Logistic Management, the Young Presidents Organization and the Economic Club of Chicago. Mr. Brennan's charitable affiliations include the United Way, Founder's Circle of LaSalle Preparatory High School and the Big Shoulders Fund.

MICHAEL G. DAMONE                                            Director since 1994

         Mr. Damone, 67, is Director of Strategic Planning for the Company and has been a director of the Company since June 1994. Between 1973 and 1994, Mr. Damone was Chief Executive Officer of Damone/Andrew, a full service real estate organization, which developed several million square feet of industrial, warehouse, distribution and research and development buildings. Prior to co-founding Damone/Andrew in 1973, Mr. Damone was the executive vice president of a privately held, Michigan based real estate development and construction company, where he was responsible for the development of industrial/business parks. His professional affiliations include the Society of Industrial and Office Realtors ("SIOR"), the National Association of Realtors ("NAR"), the Michigan Association of Realtors and the Detroit Area Commercial Board of Realtors.

KEVIN W. LYNCH                                               Director since 1994

         Mr. Lynch, 49, has been a director of the Company since June 1994. Mr. Lynch is the co-founder and Principal of The Townsend Group ("Townsend"), an institutional real estate consulting firm, which provides real estate consulting for pension funds and institutional investors. In his capacity as Principal, Mr. Lynch is responsible for strategic development and implementation of client real estate portfolios. Mr. Lynch is also responsible for new product development. Prior to founding Townsend, Mr. Lynch was associated with Stonehenge Capital Corporation, where he was involved in the acquisition of institutional real estate properties and the structuring of institutional real estate transactions. From 1996 to 2000, Mr. Lynch served on the Board of Directors of Lexington Corporate Properties. He is a member of the National Real Estate Advisory Board for the Real Estate Center at New York University, the National Council of Real Estate Investment Fiduciaries, and the Pension Real Estate Association.

             CLASS III CONTINUING DIRECTORS - TERM TO EXPIRE IN 2003

JOHN RAU                                                     Director since 1994

         Mr. Rau, 53, has been a director of the Company since June 1994. Mr. Rau is Chairman of the Chicago Title and Trust Company Foundation. From January 1997 to March 2000, he was President and Chief Executive Officer of Chicago Title Corporation, a New York Stock Exchange listed company, and its subsidiaries Chicago Title and Trust Co., Chicago Title Insurance Co., Ticor Title Insurance Co. and Security Union Title Insurance Co. Mr. Rau is a director of LaSalle Bank, N.A., BorgWarner, Inc., Nicor Inc. and Divine, Inc. Mr. Rau also serves on the Advisory Boards of Financial Technology Ventures, BlueStar Ventures and Electronic Knowledge Interchange. From January 1997 to March 2000, he was a director of Chicago Title Corporation, Chicago Title and Trust Co. and Chicago Title Insurance Co., as well as Chairman of the Board of Directors of Ticor Title Insurance Co. and Security Union Title Insurance Co. From July 1993 until November 1996, Mr. Rau was Dean of the Indiana University School of Business. From 1991 to 1993, Mr. Rau served as Chairman of the Illinois Economic Development Board and as special advisor to Illinois Governor James Edgar. From 1990 to 1993, he was Chairman of the Banking Research Center Board of Advisors and a Visiting Scholar at Northwestern University's J.L. Kellogg Graduate School of Management. During that time he also served as Special Consultant to McKinsey & Company, a worldwide strategic consulting firm. From 1989 to 1991, Mr. Rau served as President and Chief Executive Officer of LaSalle National Bank. From 1979 to 1989, he was associated with The Exchange National Bank, serving as President from 1983 to 1989, at which time The Exchange National Bank merged with LaSalle National Bank. Prior to 1979, he was associated with First National Bank of Chicago.

ROBERT J. SLATER                                             Director since 1994

         Mr. Slater, 64, has been a director of the Company since June 1994. Since 1985, Mr. Slater has been President of Jackson Consulting, Inc., a private consulting company specializing in advising basic manufacturing and the distribution industries. He has retired as President of Crane Co., a multinational manufacturing company.

W. ED TYLER                                                  Director since 2000

         Mr. Tyler, 49, has been a director of the Company since March 2000. From 1998 to 2000, Mr. Tyler served as Chief Executive Officer and a director of Moore Corporation Limited, a provider of data capture, information design, marketing services, digital communications and print solutions that enable clients to improve their business processes and to increase revenues. Prior to joining Moore Corporation, Mr. Tyler served in various capacities at R.R. Donnelley & Sons Company, most recently as Executive Vice President and Chief Technology Officer, from 1997 to 1998, and as Executive Vice President and Sector President of Donnelley's Networked Services Sector, from 1995 to 1997. He is also a director of the American Red Cross (Mid-America) and the United Way of Lake County.

              CLASS I CONTINUING DIRECTORS - TERM TO EXPIRE IN 2004

JAY H. SHIDLER                                               Director since 1993

         Mr. Shidler, 55, has been Chairman of the Board of Directors since the formation of the Company in August 1993. He is the founder and managing partner of The Shidler Group. A nationally acknowledged expert in the field of real estate investment and finance, Mr. Shidler has over 30 years of experience in real estate investment and has acquired and managed properties involving several billion dollars in aggregate value. Since 1970, Mr. Shidler has been directly involved in the acquisition and management of over 1,000 properties in 40 states and Canada. Mr. Shidler is the Chairman of the Board of Directors of Corporate Office Properties Trust, Inc. (NYSE:OFC). From June 1997 to July 2001, Mr. Shidler served as Chairman of the Board of Directors of CGA Group, Ltd., a holding company whose subsidiary is a AA-rated financial guarantor based in Bermuda. He serves on the boards of directors of several private companies and is active as a trustee of several charitable organizations, including The Shidler Family Foundation. Mr. Shidler is a member of NAREIT.

JOHN L. LESHER                                               Director since 1994

         Mr. Lesher, 68, has been a director of the Company since June 1994. Mr. Lesher is President of Jack Lesher and Associates, a management consulting firm. Since March 1999, he has served as a Senior Advisor of Resource Evaluation, Inc., a consulting firm specializing in working capital management. Prior to March 1999, Mr. Lesher also served with Resource Evaluation, Inc. as Chairman, from July 1997 to March 1999, and as President, from 1994 to July 1997. He is a director of The Sound Shore

         Fund, Mondial Ltd. and Trimark Inc. and is an Operating Partner of the Bradford Equities Fund III. From 1990 to 1993, he was a Managing Director of Korn/Ferry International, an executive recruiting organization. From 1985 to 1989, he was Vice President of the New York financial services practice of Cresap, McCormick & Paget, a management consulting organization; President of Home Group Financial Services, a subsidiary of Home Insurance Company; and President of Mars & Company, an international strategic planning and consulting firm. Prior to 1985, he served for 24 years in various capacities at Booz, Allen & Hamilton, including from 1976 to 1985 as its President.

J. STEVEN WILSON                                             Director since 1994

         Mr. Wilson, 58, has been a director of the Company since June 1994. Since 1991, Mr. Wilson has been Chairman of the Board of Directors and Chief Executive Officer of Wickes Inc., which is a building and supply company with revenues of $1 billion with distribution and manufacturing facilities located primarily in the Midwest and Northeast regions of the United States. Since 1985, Mr. Wilson has been President, Chief Executive Officer and Chairman of the Board of Directors of Riverside Group, Inc., a holding company.


EXECUTIVE OFFICERS AND OTHER SENIOR MANAGEMENT

MICHAEL J. HAVALA

         Mr. Havala, 42, has been Chief Financial Officer, Treasurer and Secretary of the Company since April 1994. He joined The Shidler Group in 1989, and was Chief Financial Officer for The Shidler Group's Midwest region with responsibility for accounting, finance and treasury functions. With The Shidler Group, Mr. Havala structured joint ventures, obtained and refinanced project financing, developed and implemented management information systems and directed all financial aspects of a several million square foot portfolio located in various states throughout the Midwest. Prior to joining The Shidler Group, Mr. Havala was a Senior Tax Consultant with Arthur Andersen & Company, where he specialized in real estate, banking and corporate finance. Mr. Havala is a certified public accountant. His professional affiliations include NAREIT.

JOHANNSON L. YAP

         Mr. Yap, 39, has been the Chief Investment Officer of the Company since February 1997. From April 1994 to February 1997, he served as Senior Vice President--Acquisitions of the Company. Prior to joining the Company, Mr. Yap joined The Shidler Group in 1988 as an acquisitions associate, and became Vice President in 1991, with responsibility for acquisitions, property management, leasing, project financing, sales and construction management functions. Between 1988 and 1994, he participated in the acquisition, underwriting and due diligence of several hundred million dollars of commercial properties. His professional affiliations include the Urban Land Institute ("ULI"), NAREIT, the National Association of Industrial and Office Properties ("NAIOP") and the Real Estate Investment Advisory Council.

DAVID P. DRAFT

         Mr. Draft, 50, has been Executive Vice President - Operations of the Company since January 2001, prior to which time he served as Managing Director of the Company's Central region from December 1998 to January 2001 and as Senior Regional Director of the Company's Michigan and Northern Ohio regions from March 1996 to December 1998. He has 26 years experience in real estate brokerage, sales, leasing and asset management. Between 1994 and March 1996, Mr. Draft was Co-Founder and Principal of Draft & Gantos Properties, L.L.C., where he was responsible for real estate management, construction and development. From 1990 to 1994, Mr. Draft was Director of Development and Operations for Robert Grooters Development Company where he was responsible for land acquisitions, development project planning, financing and construction of industrial property. From 1977 to 1990, he was with First Real Estate, Inc. serving in the capacity of chief operating officer.

ROSS KIRK

         Mr. Kirk, 45, has been Managing Director of the Company's East region since December 1999, prior to which time he served as a Regional Director of the Company's Tampa region from December 1997 to December 1999. Mr. Kirk has over 20 years of real estate experience. Between July 1992 and December 1997, he was President of Thompson-Kirk Properties, a full-service real estate firm in Tampa. Mr. Kirk is a licensed general contractor in the state of Florida, a licensed Florida real estate broker and a licensed Florida mortgage broker. He holds memberships in NAIOP, Tampa's Real Estate Investment Council and the Council of Logistics Management.

TIMOTHY E. GUDIM

         Mr. Gudim, 42, has been Managing Director of the Company's California region since December 1999, prior to which time he served as Managing Director of the Company's West/Gulf region from December 1998 to December 1999; as a Senior Regional Director of the Company's West region from June 1998 to December 1998; and as a Regional Director for Colorado from November 1997 to June 1998. Mr. Gudim has 20 years experience in the industrial real estate field. Between 1991 and October 1997, he was Vice President and a Principal of Pacifica Holding Company, a full service real estate company operating in Denver. Mr. Gudim's professional affiliations include NAIOP, SIOR and the Association of Industrial Realtors.

ARNE M. COOK

         Mr. Cook, 41, has been Managing Director of the Central region since January 2001, prior to which time he served as Senior Regional Director of the Company's Minnesota region from January 2000 to December 2000, as Regional Director of the Company's Minnesota region from April 1998 to December 1999 and as Regional Development Manager from April 1997 to March

         1998. He has over 15 years of experience in the office and industrial real estate industry. From January 1995 to March 1997, Mr. Cook served as Senior Director of Real Estate Development with Opus Northwest LLC, a member of the Opus Group of Companies, where he was responsible for the development, sales, financing and asset management of office and industrial properties throughout the Midwest. His professional affiliations include NAIOP, NAREIT, ULI, the Minnesota Commercial Association of Realtors and the University of Wisconsin Real Estate Alumni Association.

GREGORY S. DOWNS

         Mr. Downs, 53, has been Managing Director of the Company's Gulf/Mountain region since July 2001, prior to which time he served as a Senior Regional Director from January 2000 to July 2001 and as a Regional Director from June 1998 to December 1999 of the Company's Denver region. From November 1997 to June 1998, he served as a Regional Development Officer of the Company. Mr. Downs has over 23 years of real estate experience. Between June 1994 and November 1997, he was Vice President of Development for Pacifica Holding Company, a full-service real estate company operating in Denver. Mr. Downs' professional affiliations include NAIOP and SIOR.


THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The Company is currently managed by a nine member Board of Directors, a majority of whom are independent of both The Shidler Group and the Company's management. The current independent directors are Messrs. Lesher, Lynch, Rau, Slater, Tyler and Wilson. Pursuant to the terms of the Company's Articles, the directors are divided into three classes. Class II directors hold office for a term expiring at this Annual Meeting. Class III directors hold office for a term expiring at the Annual Meeting of Stockholders to be held in 2003. Class I directors hold office for a term expiring at the Annual Meeting of Stockholders to be held in 2004. Each director will hold office for the term to which he is elected and until his successor is duly elected and qualified. At each Annual Meeting of Stockholders, the successors to the class of directors whose terms expire at that meeting will be elected to hold office for a term continuing until the Annual Meeting of Stockholders held in the third year following the year of their election and the election and qualification of their successors.

         The Board of Directors held seven meetings during the fiscal year of 2001. Each of the directors serving in 2001 attended at least 75% of the total number of meetings of the Board of Directors and of the respective committees of the Board of Directors of which he was a member.

         The Board of Directors has appointed an Audit Committee, a Compensation Committee, an Investment Committee, a Nominating Committee and a Special Committee.

         Audit Committee. The Audit Committee, which consists of Messrs. Rau, Lynch and Wilson, makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the audit plan, audit scope, and the results of the annual audit engagement, approves audit services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. In the judgment of the Company's Board of Directors, each member of the Audit Committee is independent as required by the listing standards of The New York Stock Exchange. The Audit Committee met two times in 2001. In addition, the Chairman of the Audit Committee holds on a quarterly basis with the Company's independent public accountants a pre-earnings release conference to discuss the review of quarterly information prior to its issuance. On May 16, 2001, the Board of Directors, on the unanimous recommendation of the Audit Committee, reaffirmed Company's Audit Committee Charter.

         Compensation Committee. The Compensation Committee, which consists of Messrs. Slater and Lesher, makes recommendations and exercises all powers of the Board of Directors in connection with certain compensation matters, including incentive compensation and benefit plans. The Compensation Committee administers, and has authority to grant awards under, the First Industrial Realty Trust, Inc. 1994 Stock Incentive Plan (the "1994 Stock Plan"), the First Industrial Realty Trust, Inc. 1997 Stock Incentive Plan (the "1997 Stock Plan"), the First Industrial Realty Trust, Inc. Deferred Income Plan (the "Deferred Income Plan") and the First Industrial Realty Trust, Inc. 2001 Stock Incentive Plan (the "2001 Stock Plan"). The Compensation Committee met two times in 2001.

         Investment Committee. The Investment Committee, which consists of Messrs. Shidler, Brennan and Damone, provides oversight and discipline to the acquisition and new investment process. New investment opportunities are described in written reports based on detailed research and analyses in a standardized format applying appropriate underwriting criteria. The Investment Committee meets with the Company's acquisition personnel, reviews each submission thoroughly and approves acquisitions and development projects having a total investment of less than $30 million. The Investment Committee makes a formal recommendation to the Board of Directors for all acquisitions and development projects with a total investment in excess of $30 million. The Investment Committee met 40 times during 2001.

         Nominating Committee. The Nominating Committee proposes individuals for election as directors at the Annual Meeting of Stockholders of the Company and in connection with any vacancy that may develop on the Board of Directors. The Board of Directors, in turn, as a whole by a majority vote either approves all of the nominations so proposed by the Nominating Committee or rejects all of the nominations in whole, but not in part. In the event that the Board of Directors as a whole by a majority vote rejects the proposed nominations, the Nominating Committee develops a new proposal. The Nominating Committee will consider nominees recommended by stockholders of the Company. Such recommendations shall be submitted in writing to the Secretary of the Company. The membership of the Nominating Committee consists of a total of four directors which includes (i) the Chairman of the Board of the Company, (ii) the President of the

Company, and (iii) two other directors selected by the entire Board of Directors of the Company from among those directors who are not officers of the Company and whose term is not expiring in the calendar year that the Nominating Committee is making its proposal. The Nominating Committee that made the proposals approved by the Board of Directors and set forth in this Proxy Statement consisted of Messrs. Shidler, Brennan, Slater and Tyler. The Nominating Committee met once in March 2002 to determine its nominations for this Proxy Statement.

         Special Committee. The Special Committee consists of Messrs. Shidler, Brennan and Rau. The Special Committee is authorized, within limits specified by the Board of Directors, to approve the terms under which the Company issues common stock, preferred stock or depository shares representing fractional interests in preferred stock, or which the Company or any of the Company's subsidiaries, including First Industrial, L.P., issues debt. The Special Committee met one time during 2001.


DIRECTOR COMPENSATION

         Directors of the Company who are also employees receive no additional compensation for their services as a director. Non-employee directors of the Company receive an annual director's fee equivalent in value to $20,000. At least 50% of the value of such fee must be taken in the form of restricted stock. Each non-employee director also receives $1,000 for each regular quarterly meeting of the Board of Directors attended, $1,000 for each special meeting of the Board attended, $1,000 for each substantive special telephonic Board meeting participated in and $1,000 for each committee meeting attended. Following the Annual Meeting of Stockholders held in 2001, each of the Company's non-employee directors received options under the 1997 Stock Plan to purchase 10,000 shares at the market price of the shares on the date of grant. Such options granted to non-employee directors vest one year after the date of grant. Following this Annual Meeting the Company intends to grant 10,000 options under the 1997 Stock Plan to each of the Company's non-employee directors. Such options will be granted at the market price of the shares on the date of grant and will vest one year after the date of grant.

                             EXECUTIVE COMPENSATION

         The following table sets forth the aggregate compensation, including cash compensation and restricted stock and option awards, paid by the Company with respect to the fiscal years ended December 31, 1999, 2000 and 2001 to the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                                           Long Term
                                                                         Compensation
                                                                  ---------------------------
                                                                    Restricted      Shares      All Other
Name and                               Annual                        Stock        Underlying     Compensation
Principal Position           Year     Salary($)    Bonus($)(1)    Awards($)(2)    Options(#)        ($)(6)
------------------           ----   ------------  ------------   --------------   ----------     ------------
Michael W. Brennan           2001     $ 490,000    $ 735,000       $ 338,002      72,000 (5)       $ 337,673
President and                2000       375,000      600,598         281,160      75,000 (4)         256,664
Chief Executive Officer      1999       320,000            0         875,044      60,000 (3)         181,964

Michael J. Havala            2001     $ 275,600    $ 440,000       $ 372,492      64,000 (5)       $ 248,505
Chief Financial Officer,     2000       265,000      410,141         207,675      52,000 (4)         186,209
Treasurer and Secretary      1999       247,500      160,000         420,744      45,000 (3)         119,856

Johannson L. Yap             2001     $ 300,000    $ 480,000       $ 372,492      70,000 (5)       $ 216,312
Chief Investment Officer     2000       235,000      456,096         207,675      52,000 (4)         161,690
                             1999       214,000            0         776,440      43,000 (3)          97,592

David P. Draft               2001     $ 270,000    $ 340,000       $ 196,593      31,500 (5)       $ 170,645
Executive Vice               2000       210,000      403,200         130,196      34,200 (4)          87,825
President - Operations       1999       200,000       80,000         493,019      29,200 (3)          61,207

Ross Kirk                    2001     $ 208,000    $ 308,880       $ 115,886      25,800 (5)       $  40,414
Managing Director            2000       200,000      396,000         127,800      33,600 (4)          20,713
                             1999       115,932        2,448         270,515      13,200 (3)           9,338



(1) Amounts for 1999 represent bonuses awarded in February 2000 based on performance for the year ended December 31, 1999. Amounts for 2000 represent bonuses awarded in February 2001 based on performance for the year ended December 31, 2000 and amounts paid to Messrs. Brennan, Havala and Yap in consideration for the purchase of all of such executives' stock in First Industrial Development Services, Inc. (f/k/a FR Development Services, Inc.) in connection with that entity's conversion to a wholly-owned taxable REIT subsidiary. See "Certain Relationships and Transactions." Amounts for 2001 represent bonuses awarded in February 2002 based on performance for the year ended December 31, 2001.
(2) Amounts for 1999 represent restricted Common Stock awarded in February 2000. Amounts for 2000 represent restricted Common Stock awarded in March 2001. Amounts for 2001 represent restricted Common Stock awarded in March 2002. The dollar amount shown is approximately equal to the product of the number of shares of restricted Common Stock granted multiplied by the closing price of the Common Stock as reported by the New York Stock Exchange on the date of grant ($25.8125 on February 15, 2000 for 1999 amounts; $31.95 on March 16, 2001 for 2000 amounts; $34.49 on
    March 15, 2002 for 2001 amounts). This valuation does not take into account any diminution in value that results from the restrictions applicable to such Common Stock. From and after the date of issuance, holders of the restricted Common Stock are entitled to vote such Common Stock and receive dividends at the same rate applicable to unrestricted shares of Common Stock. The total number of shares, and the value, of restricted Common Stock held by each Named Executive Officer as of December 31, 2001 (based on the closing price per share of Common Stock as reported on the New York Stock Exchange on December 31, 2001 ($31.10)) is as follows: Mr. Brennan - 72,928 shares ($2,268,061), Mr. Havala - 50,975 shares ($1,585,323), Mr. Yap -
    50,149 shares ($1,559,634), Mr. Draft - 24,309 shares ($756,010) and Mr.
    Kirk - 12,087 shares ($375,906). Of the 109,860 shares of restricted Common Stock awarded in February 2000 to the Named Executive Officers, one-third vested in January 2001 and January 2002, as to which restrictions have been removed, and one-third will vest in January 2003. Of the 29,875 shares of restricted Common Stock awarded in March 2001 to the Named Executive Officers, one-third vested in January 2002, as to which restrictions have been removed, and one-third will vest in each of January 2003 and January 2004. Of the 40,460 shares of restricted Common Stock awarded in March 2002 to the Named Executive Officers, one-third will vest in each of January 2003, January 2004 and January 2005.
(3) Amounts for 1999 represent an aggregate of 190,400 options granted to the Named Executive Officers under the 1997 Stock Plan on August 28, 2000 at an exercise price equal to $27.25 per share. Such options vest in three equal installments on the first, second and third year anniversary of January 25, 2000.
(4) Amounts for 2000 represent an aggregate of 246,800 options granted to the Named Executive Officers under the 1997 Stock Plan on January 23, 2001 at an exercise price equal to $33.125 per share. Such options vest in three equal installments on the first, second and third year anniversary of the date of grant.
(5) Amounts for 2001 represent an aggregate of 263,300 options granted to the Named Executive Officers under the 1997 Stock Plan on January 16, 2002 at an exercise price equal to $30.53 per share. Such options vest in three equal installments on the first, second and third year anniversary of the date of grant.
(6) Includes premiums paid by the Company on term life insurance and long term disability insurance ($15,511 in 2001; $13,421 in 2000; $7,434 in 1999) for the benefit of certain of the Named Executive Officers. Also includes car allowances ($62,400 in 2001; $62,400 in 2000; $30,988 in 1999),
    a moving allowance ($47,000 in 2001) and personal financial planning allowances ($8,400 in 2001; $8,000 in 2000; $9,000 in 1999) for certain of the Named Executive Officers. Also includes benefits accrued on units awarded to the Named Executive Officers under the Deferred Income Plan. Generally, amounts accrued under the Deferred Income Plan vest in equal quarterly installments over three years and are paid out (in cash or Common Stock at the discretion of the Compensation Committee) in three annual installments, commencing on the January 31st after the date of grant. A portion of the amounts accrued under the Deferred Income Plan to Messrs. Brennan and Draft in 1999 was used to acquire Common Stock having a value at the time of acquisition of $77,212 and $30,100, respectively, with the remainder of such amounts paid in cash. The amounts accrued under the Deferred Income Plan to each of the other Named Executive Officers in 1999 were paid in cash. A portion of the amounts accrued under the Deferred Income Plan to Messrs. Yap and Draft in 2000 was used to acquire Common Stock having a value at the time of acquisition of $71,754 and $39,111, respectively, with the remainder of such amounts paid in cash. The amounts accrued under the Deferred Income Plan to each of the other Named Executive Officers in 2000 were paid in cash. A portion of the amount accrued under the Deferred Income Plan to Mr. Draft in 2001 was used to acquire Common Stock having a value at the time of acquisition of $57,022, with the remainder of such amount paid in cash. The amounts accrued under the Deferred Income Plan to each of the other Named Executive Officers in 2001 were paid in cash.

OPTION GRANTS AND EXERCISES

         Option Grants. The following table sets forth the options granted in the fiscal year ended December 31, 2001 to the Named Executive Officers.

                              OPTION GRANTS IN 2001


                                      Percent of
                       Number of     Total Options
                        Options       Granted to       Exercise or                        Total Present
                        Granted      Employees in       Base Price       Expiration        Value as of
Name                    (#)(1)        2001 (%)(2)        ($/sh)            Date(s)        Grant Date (4)
----                   ----------    -------------     -----------       ----------       --------------
Michael W. Brennan      75,000            7.8          $  33.13            (3)               $188,250
Michael J. Havala       52,000            5.4             33.13            (3)                130,520
Johannson L. Yap        52,000            5.4             33.13            (3)                130,520
David P. Draft          34,200            3.6             33.13            (3)                 85,842
Ross Kirk               33,600            3.5             33.13            (3)                 84,336

----------

(1) Represents an aggregate of 246,800 options granted under the 1997 Stock Plan on January 23, 2001 to the Named Executive Officers. The options vest in three equal installments on the first, second and third year anniversary of the date of grant.
(2) Percentages do not take into account 70,000 options in the aggregate granted to non-employee directors of the Company.
(3) All of the options expire January 23, 2011.
(4) Applies an option value of $2.51 per share, based on the Black-Scholes option pricing model adapted for use in valuing stock options. The actual value, if any, that the Named Executive Officer may receive would depend on the excess of the stock price at the time of exercise over the exercise or base price on the date the option is exercised. There is no assurance that the value realized by the Named Executive Officer would be at or near the value estimated by the Black-Scholes model. The estimated value under the model assumes an option term of ten years, an average volatility of the Company's common stock of 20.76%, an optimal exercise date three years from the date of grant, a risk free rate of interest of 4.92% and an average dividend yield on the Company's common stock of 8.22%.

         Option Exercises and Year-End Holdings. Certain of the Named Executive Officers exercised an aggregate of 22,500 options in 2001. The following table sets forth information with respect to options exercised during, and the value of options held at the end of, 2001 by the Named Executive Officers.

                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2001
                     AND FISCAL YEAR-END 2001 OPTION VALUES


                                                                 Number of Securities Underlying           Value of Unexercised
                               Shares                                   Options Unexercised                     In-the-Money
                             Acquired on           Value              at December 31, 2001(#)                    Options at
Name                       Exercise(#)(1)       Realized ($)        Exercisable   Unexercisable          Exercisable  Unexercisable
----                       -------------       -------------    ---------------------------------     ------------------------------
Michael W. Brennan                     0                 0             240,000       115,000               $933,100   $154,000
Michael J. Havala                 10,000           $69,950             115,000        82,000               $331,650   $115,500
Johannson L. Yap                  12,500          $128,250             134,333        80,667               $424,082   $110,368
David P. Draft                         0                 0              64,733        53,667               $111,572    $74,948
Ross Kirk                              0                 0               8,400        42,400                $40,820    $33,880


(1) Represents shares with respect to which options were exercised in 2001 by the Named Executive Officers.
(2) Based on the closing price per share of Common Stock as reported on the New York Stock Exchange on December 31, 2001 ($31.10).


EMPLOYMENT AGREEMENTS

         In February 1997, the Company entered into a written employment agreement with Michael W. Brennan, who became the Company's President and Chief Executive Officer in November 1998. The agreement provides for an initial annual minimum base salary of $195,000, which may be increased at the discretion of the Compensation Committee, and an annual bonus at the discretion of the Compensation Committee. The agreement provides for an initial term of two years and subsequent two-year periods unless otherwise terminated; provided, however, that the agreement will expire on Mr. Brennan's 70th birthday. Upon certain changes in control of the Company or a termination without cause, Mr. Brennan is entitled to severance in an amount equal to two times his annual base salary, plus two times his average bonus over the prior two years. In addition, upon termination, Mr. Brennan's options and awards under the 1994 Stock Plan, the 1997 Stock Plan and Deferred Income Plan will fully vest and his other benefits will continue for a period of two years. Severance amounts payable to Mr. Brennan upon termination will be reduced if such amounts become payable after Mr. Brennan's 67th birthday. Mr. Brennan has agreed to a two-year covenant not to compete after termination.

         In March 2002, the Company entered into written employment agreements with Michael J. Havala, the Company's Chief Financial Officer, Secretary and Treasurer, Johannson L. Yap, the Company's Chief Investment Officer, and David
P. Draft, the Company's Executive Vice President - Operations. Mr. Havala's and Mr. Yap's agreements amend and restate their prior employment agreements with the Company. The agreements provide for a minimum annual base salary of $284,000 for Mr. Havala, $309,000 for Mr. Yap and $278,000 for Mr. Draft, which amounts may be increased at the recommendation of the Chief Executive

Officer, with the approval of the Compensation Committee, and for annual bonuses as recommended by the Chief Executive Officer and approved by the Compensation Committee. Each of the agreements provides for a continuous and self-renewing two-year "evergreen" term unless earlier terminated; provided, however, that the agreements will expire on Mr. Havala's, Mr. Yap's and Mr. Draft's respective 70th birthdays. Upon his termination without cause, through constructive discharge, or upon a work-related disability, each of Mr. Havala, Mr. Yap and Mr. Draft is entitled to severance in an amount equal to three times his annual base salary, plus 75% of his maximum bonus potential for the then-current year prorated through the date of termination. Upon certain changes in control of the Company, each of Mr. Havala, Mr. Yap and Mr. Draft is entitled to severance in an amount equal to two times his annual base salary, plus 100% of his maximum cash bonus for the then-current year prorated through the date of termination, plus two times the product of his annual base salary and an average of his actual cash bonus percentage for the prior two years and his maximum cash bonus percentage for the then-current year. In addition, upon his termination other than for cause, each of Mr. Havala's and Mr. Yap's options and awards under the 1994 Stock Plan, the 1997 Stock Plan, the 2001 Stock Plan, the Deferred Income Plan and any subsequent similar plan will fully vest, and his health insurance benefits will continue for a period of three years. Severance amounts payable to Mr. Havala, Mr. Yap and Mr. Draft upon their termination will be reduced if such amounts become payable after their respective 67th birthdays. Each of Mr. Havala, Mr. Yap and Mr. Draft has agreed to a one-year covenant not to compete after his termination, except in connection with certain changes in control of the Company. Each of Mr. Havala, Mr. Yap and Mr. Draft has agreed to a six-month covenant not to compete in connection with certain changes in control of the Company.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee consists of Messrs. Slater and Lesher. Neither of them has served as an officer of the Company or had any other business relationship or affiliation with the Company in 2001, except his service as a director.

STOCK PERFORMANCE GRAPH

         The incorporation by reference of this Proxy Statement into any document filed with the SEC by the Company shall not be deemed to include the following performance graph unless such graph is specifically stated to be incorporated by reference into such document.

         The following graph provides a comparison of the cumulative total stockholder return among the Company, the NAREIT Equity REIT Total Return Index (the "NAREIT Index"), an industry index which, as of December 31, 2001, was comprised of 151 tax-qualified equity REITs (including the Company) and the Standard & Poor's 500 Index ("S&P 500"). The comparison is for the period from December 31, 1996 to December 31, 2001 and assumes the reinvestment of any dividends. The closing price for the Company's Common Stock quoted on the New York Stock Exchange at the close of business on December 31, 1996 was $30.375 per share. The NAREIT Index includes REITs with 75% or more of their gross invested book value of assets invested directly or indirectly in the equity ownership of real estate. Upon written request, the Company will provide stockholders with a list of the REITs included in the NAREIT Index. The historical information set forth below is not necessarily indicative of future performance. The following graph was prepared at the Company's request by Research Data Group, Inc., San Francisco, California.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

                               [PERFORMANCE GRAPH]




-------------------------------------------------------------------------------------------------------
                             CUMULATIVE TOTAL RETURN
-------------------------------------------------------------------------------------------------------
                                                    12/96   12/97   12/98    12/99    12/00     12/01
-------------------------------------------------------------------------------------------------------
  FIRST INDUSTRIAL REALTY TRUST, INC.               $100    $127    $101     $114     $153      $152
  NAREIT EQUITY                                      100     120      99       95      120       136
  S & P 500                                          100     133     171      208      189       166
-------------------------------------------------------------------------------------------------------

REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee of the Board of Directors is composed of two of the Company's independent outside directors, Messrs. Slater and Lesher. The Compensation Committee is responsible for administering the policies that govern the Company's executive compensation.

         Objectives of Executive Compensation. The Company maintains the philosophy that compensation of its executive officers and other employees should serve the best interests of the Company's stockholders. Accordingly, the Compensation Committee has designed its compensation policy to provide management proper incentives, directly and materially linked to operating performance, to maximize the Company's overall performance. Consistent with this, executive compensation is weighted towards bonuses and incentive awards (e.g. stock option grants, restricted stock awards and deferred income awards) paid or granted on the basis of the Company's and each executive's performance. Thus, while annual salary increases are based on personal performance of the executive officers and general economic conditions, annual bonuses and incentive award grants are directly tied to the Company's actual economic performance during the applicable fiscal year.

         Stock options, together with other incentive awards (e.g., restricted stock and deferred income awards), are granted to the executives under the provisions of the 1997 Stock Plan and the Deferred Income Plan, and will also be granted under the 2001 Stock Plan in the future. The Compensation Committee determines those executives who will receive stock options and other incentive awards and the size of such awards. Generally, stock options are granted at the market price of the Common Stock at the date of grant so that executives and the Company's stockholders are similarly benefited by appreciation in the price of the Common Stock. In the case of 2000 stock options, such options were granted at approximately 94% of market prices as additional compensation to the recipients.

         2001 Bonus and Incentive Compensation/CEO Compensation. The bonuses and incentive awards awarded for 2001 performance to each of the Chief Executive Officer and the other executive officers of the Company were based on the Company's internal plan benchmarks for 2001, including (i) the Company's stock price, including total return, (ii) funds from operations ("FFO"), (iii) return on assets, (iv) portfolio performance, including same store net operating income and tenant retention and occupancy, (v) general and administrative expense, (vi) investment/divestment activity, (vii) capital markets activity, and (viii) certain balance sheet objectives, including leverage and pay-out ratios. Generally, bonuses and incentive awards for 2001, including those for the Chief Executive Officer, were lower as a percentage of annual salary than in 2000, due to the Company's performance in 2001 below some of its internal plan benchmarks, including FFO, in a difficult economic environment. The 2001 annual salary for Mr. Brennan, Chief Executive Officer of the Company, was set prior to the beginning of such year and reflects, in addition to general economic conditions prevailing at the time, Mr. Brennan's leadership in developing and implementing the Company's strategy.

         Compensation Committee Procedures. The Compensation Committee annually evaluates the Company's performance, as well as the personal performance of the Chief Executive Officer and the other executive officers of the Company. Company performance is evaluated by quantitative factors based on the Company's internal plan benchmarks for the applicable year. Personal performance is evaluated both by qualitative factors, including organizational and management development exhibited from year to year, and by quantitative factors based on the Company's internal plan benchmarks for the applicable year. Generally, the Compensation Committee will meet prior to the beginning of each fiscal year to establish base salary and performance targets for the upcoming year and will meet again at the beginning of each year to review performance and approve incentive awards for the preceding fiscal year.

         Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on the Company's tax return of compensation over $1 million to any of the Named Executive Officers unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company's stockholders. The Compensation Committee's policy with respect to Section 162(m) is to make reasonable efforts to ensure that compensation is deductible to the extent permitted while simultaneously providing Company executives with appropriate rewards for their performance.

         The Compensation Committee believes that it has designed and implemented a compensation structure that provides appropriate awards and incentives for the Company's executive officers as they work to sustain and improve the Company's overall performance.

         Submitted by the Compensation Committee:

                  Robert J. Slater          John L. Lesher

REPORT OF THE AUDIT COMMITTEE

         Pursuant to a meeting of the Audit Committee on March 7, 2002, the Audit Committee reports that it has: (i) reviewed and discussed the Company's audited financial statements with management; (ii) discussed with the independent auditors the matters (such as the quality of the Company's accounting principles and internal controls) required to be discussed by Statement on Auditing Standards No. 61; and (iii) received written confirmation from PricewaterhouseCoopers LLP that it is independent and written disclosures regarding such independence as required by Independence Standards Board No. 1, and discussed with the auditors the auditors' independence. Based on the review and discussions referred to in items (i) through (iii) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's annual report for the Company's fiscal year ended December 31, 2001.

         Submitted by the Audit Committee:

                  John Rau          Kevin Lynch      J. Steven Wilson
                  Chairman

CERTAIN RELATIONSHIPS AND TRANSACTIONS

         In January and February 2001, FR Development Services, Inc. ("FRDS") purchased all of the voting and non-voting shares (a total of 25,790 shares) of FRDS held by Messrs. Brennan, Havala and Yap and Gary H. Heigl (formerly Chief Operating Officer of the Company) for approximately $1,262,633 in the aggregate, in connection with FRDS' election to become a taxable REIT subsidiary of the Company. As a result of the transaction, First Industrial, L.P., the operating subsidiary of the Company, became the sole stockholder of FRDS. At the time of the transaction, Messrs. Brennan, Havala, Yap and Heigl had equity interests in FRDS of approximately 1.06%, 0.6%, 0.6% and 0.5%, respectively. The amounts paid to Messrs. Brennan, Havala and Yap have been included in the total Bonus amounts for 2000 in the Summary Compensation Table.

         The Company often engages in transactions for which CB Richard Ellis, Inc. ("CB Richard Ellis") acts as a broker. The brother of Michael W. Brennan, the President and Chief Executive Officer and a director of the Company, is an employee of CB Richard Ellis and in 2001, in one transaction in which the Company sold property for approximately $3,025,000, received $17,293 as a portion of the brokerage commission paid by the Company to CB Richard Ellis in connection with such transaction. Management of the Company believes the terms of brokerage services provided by CB Richard Ellis in such transaction were as favorable to the Company as could be obtained in an arm's length transaction.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Officers, directors and "greater than ten-percent" stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms so filed.

         Based solely on review of the copies of such forms furnished to the Company for 2001, all Section 16(a) filing requirements applicable to the Company's officers, directors and "greater than ten-percent" stockholders were complied with, except that (i) Craig Cosgrove filed one Form 4 late with respect to a transaction in March 2001, (ii) John Lesher filed one Form 4 late with respect to a transaction in July 2001 and (iii) each of John Lesher, Kevin Lynch, Jay Shidler, Robert Slater, Ed Tyler and Steven Wilson filed one Form 4 late with respect to a transaction in October 2001. In addition, Timothy Gudim reported late on his Form 4 for March 2001 transactions with respect to the conversion into Common Stock of certain limited partnership units of First Industrial, L.P. held indirectly by Mr. Gudim and the sale of such Common Stock.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The following table presents information concerning the ownership of Common Stock of the Company and limited partnership units ("Units") of First Industrial, L.P. (which generally are exchangeable on a one-for-one basis, subject to adjustments, for Common Stock) by all directors, the Named Executive Officers, the directors and executive officers of the Company as a group and persons and entities, if any, known to the Company to be beneficial owners of more than 5% of the Company's Common Stock. The information is presented as of March 20, 2002, unless otherwise indicated, and is based on representations of officers and directors of the Company and filings received by the Company on
Schedule 13G under the Exchange Act. As of March 20, 2002, there were 39,254,795 shares of Common Stock and 6,964,315 Units outstanding.

                                                          Common Stock/Units
                                                             Beneficially
                                                                 Owned
                                                      --------------------------
          Names and Addresses of                                        Percent
          Directors and Officers*                       Number          of Class
          -----------------------

Jay H. Shidler (1)..................................   1,332,239         3.4%
Michael W. Brennan (2)..............................     453,768         1.1%
John L. Lesher (3)..................................      51,608          **
Kevin W. Lynch (4)..................................      67,126          **
Michael G. Damone (5)...............................     233,332          **
John Rau (6)........................................      76,430          **
Robert J. Slater (7)................................      61,255          **
J. Steven Wilson (8)................................      75,716          **
W. Ed Tyler (9).....................................      21,306          **
Michael J. Havala (10)..............................     182,839          **
Johannson L. Yap (11)...............................     234,984          **
David P. Draft (12).................................     106,513          **
Ross Kirk (13)......................................      31,738          **
All directors, Named Executive
  Officers and other executive officers
  as a group (16 persons) (14)......................   3,031,963         7.4%

----------
* The business address for each of the directors and executive officers of the Company is 311 South Wacker Drive, Suite 4000, Chicago, Illinois 60606.
**   Less than 1%

(1) Includes 910,660 shares held by Shidler Equities, L.P., a Hawaii limited partnership owned by Mr. Shidler and Mrs. Shidler, 68,020 Units held by Mr. Shidler directly, 254,541 Units held by Shidler Equities, L.P., 1,223 Units held by Mr. and Mrs. Shidler jointly, and 22,079 Units held by Holman/Shidler Investment Corporation. Also includes 22,500 shares which may be acquired by Mr. Shidler upon the exercise of vested options granted under the 1994 Stock Plan, consisting of 15,000 shares at an exercise price of $23.50 per share and 7,500 shares at an exercise price of $18.25 per share. Also includes 40,000 shares which may be acquired upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 10,000 shares at an exercise price of $30.50 per share, 10,000 shares at an exercise price of $31.13 per share, 10,000 shares at an exercise price of $26.94 per share and 10,000 shares at an exercise price of $30.00 per share. Also includes 10,000 shares that may be acquired upon the exercise of options (which will vest in May 2002) granted under the 1997 Stock Plan at an exercise price of $31.05 per share. Also includes 3,216 shares of restricted Common Stock issued under the 1997 Stock Plan.
(2) Includes 30,000 shares that may be acquired by Mr. Brennan upon the exercise of vested options granted under the 1994 Stock Plan, consisting of 15,000 shares at an exercise price of $20.25 per share and 15,000 shares at an exercise price of $22.75 per share. Also includes 255,000 shares that may be acquired by Mr. Brennan upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 45,000 shares at an exercise price of $30.38 per share, 60,000 shares at an exercise price of $31.13 per share, 25,000 shares at an exercise price of $24.00 per share, 60,000 shares at an exercise price of $25.13 per share, 40,000 shares at an exercise price of $27.25 per share and 25,000 shares at an exercise price of $33.13 per share. Also includes 3,806 Units and 48,733 shares of restricted Common Stock issued under the 1997 Stock Plan.
(3) Includes 40,000 shares which may be acquired by Mr. Lesher upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 10,000 shares at an exercise price of $30.50 per share, 10,000 shares at an exercise price of $31.13 per share, 10,000 shares at an exercise price of $26.94 per share and 10,000 shares at an exercise price of $30.00 per share. Also includes 10,000 shares that may be acquired upon the exercise of options (which will vest in May 2002) granted under the 1997 Stock Plan at an exercise price of $31.05 per share. Also includes 1,608 shares of restricted Common Stock issued under the 1997 Stock Plan.
(4) Includes 15,000 shares that may be acquired by Mr. Lynch upon the exercise of vested options granted under the 1994 Stock Plan at an exercise price of $23.50 per share. Also includes 40,000 shares that may be acquired upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 10,000 shares at an exercise price of $30.50 per share, 10,000 shares at an exercise price of $31.13 per share, 10,000 shares at an exercise price of $26.94 per share and 10,000 shares at an exercise price of $30.00 per share. Also includes 10,000 shares that may be acquired upon the exercise of options (which will vest in May 2002) granted under the 1997 Stock Plan at an exercise price of $31.05 per share. Also includes 1,608 shares of restricted Common Stock issued under the 1997 Stock Plan.
(5) Includes 7,500 shares held by a trust for the benefit of Mr. Damone's wife. Also includes 7,500 shares that may be acquired by Mr. Damone upon the exercise of vested options granted under the 1994 Stock Plan at an exercise price of $22.75 per share. Also includes 43,333 shares that may be acquired upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 10,000 shares at an exercise price of $30.38, 10,000 shares at an exercise price of $31.13, 12,000 shares at an exercise price of $25.13, 8,000 shares at an exercise price of $27.25 per share and 3,333 shares at an exercise price of $33.13 per share. Also includes 144,296 Units. Also includes 3,570 shares of restricted Common Stock issued under the 1997 Stock Plan.
(6) Includes 22,500 shares that may be acquired by Mr. Rau upon the exercise of vested options granted under the 1994 Stock Plan, consisting of 15,000 shares at an exercise price of $23.50 per share and 7,500 shares at an exercise price of $18.25 per share. Also includes 40,000 shares that may be acquired upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 10,000 shares at an exercise price of $30.50 per share, 10,000 shares at an exercise price of $31.13 per share, 10,000 shares at an exercise price of $26.94 per share and 10,000 shares at an exercise price of $30.00 per share. Also includes 10,000 shares that may be acquired upon the exercise of options (which will vest in May 2002) granted under the 1997 Stock Plan at an exercise price of $31.05 per share. Also includes 1,930 shares of restricted Common Stock issued under the 1997 Stock Plan.
(7) Includes 40,000 shares that may be acquired by Mr. Slater upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 10,000 shares at an exercise price of $30.50 per share, 10,000 shares at an exercise price of $31.13, 10,000 shares at an exercise price of $26.94 per share and 10,000 shares at an exercise price of $30.00 per share. Also includes 10,000 shares that may be acquired upon the exercise of options (which will vest in May 2002) granted under the 1997 Stock Plan at an exercise price of $31.05 per share. Also includes 10,255 shares of restricted Common Stock issued under the 1997 Stock Plan.
(8) Includes 22,500 shares that may be acquired by Mr. Wilson upon the exercise of vested options granted under the 1994 Stock Plan, consisting of 15,000 shares at an exercise price of $23.50 per share and 7,500 shares at an exercise price of $18.25 per share. Also includes 40,000 shares that may be acquired upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 10,000 shares at an exercise price of $30.50 per share, 10,000 shares at an exercise price of $31.13 per share, 10,000 shares at an exercise price of $26.94 per share and 10,000 shares at an exercise price of $30.00 per share. Also includes 10,000 shares that may be acquired upon the exercise of options (which will vest in May 2002) granted under the 1997 Stock Plan at an exercise price of $31.05 per share. Also includes 3,216 shares of restricted Common Stock issued under the 1997 Stock Plan.
(9) Includes 10,000 shares that may be acquired by Mr. Tyler upon the exercise of vested options granted under the 1997 Stock Plan at an exercise price of $30.00 per share. Also includes 10,000 shares that may be acquired upon the exercise of options (which will vest in May 2002) granted under the 1997 Stock Plan at an exercise price of $31.05 per share. Also includes 1,306 shares of restricted Common Stock issued under the 1997 Stock Plan.
(10) Includes 1,251 shares held in custodial accounts for Mr. Havala's children. Also includes 15,000 shares which may be acquired by Mr. Havala upon the exercise of vested options granted under the 1994 Stock Plan at an exercise price of $20.25 per share. Also includes 89,833 shares that may be acquired by Mr. Havala upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 15,000 shares at an exercise price of $30.38 per share, 40,000 shares at an exercise price of $31.13 per share, 15,000 shares at an exercise price of $25.13 per share, 2,500 shares at an exercise price of $27.25 per share and 17,333 shares at an exercise price of $33.13 per share. Also includes 39,889 shares of restricted Common Stock issued under the 1997 Stock Plan. Does not include 1,000 shares of Preferred Stock.
(11) Includes 10,000 shares which may be acquired by Mr. Yap upon the exercise of vested options granted under the 1994 Stock Plan at an exercise price of $20.25 per share. Also includes 141,000 shares that may be acquired by Mr. Yap upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 15,000 shares at an exercise price of $30.38, 40,000 shares at an exercise price of $31.13 per share, 40,000 shares at an exercise price of $25.13 per share, 28,667 shares at an exercise price of $27.25 per share and 17,333 shares at an exercise price of $33.13 per share. Also includes 1,680 Units. Also includes 40,804 shares of restricted Common Stock issued under the 1997 Stock Plan.
(12) Includes 70,867 shares that may be acquired by Mr. Draft upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 20,000 shares at an exercise price of $30.38 per share, 25,000 shares at an exercise price of $31.13 per share, 10,000 shares at an exercise price of $25.13 per share, 4,467 shares at an exercise price of $27.25 per share and 11,400 shares at an exercise price of $33.13 per share. Also includes 19,284 shares of restricted Common Stock issued under the 1997 Stock Plan.
(13) Includes 15,500 shares that may be acquired by Mr. Kirk upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 4,000 shares at an exercise price of $25.13 per share, 300 shares at an exercise price of $27.25 per share and 11,200 shares at an exercise price of $33.13 per share. Also includes 10,621 shares of restricted Common Stock issued under the 1997 Stock Plan.
(14) Includes 145,000 shares in the aggregate that may be acquired by directors or executive officers upon the exercise of vested options granted under the 1994 Stock Plan, consisting of 60,000 shares at an exercise price of $23.50 per share, 22,500 shares at an exercise price of $18.25 per share, 40,000 shares at an exercise price of $20.25 per share and 22,500 shares at an exercise price of $22.75 per share. Also includes 996,632 shares in the aggregate that may be acquired by directors and executive officers upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 105,000 shares at an exercise price of $30.38, 60,000 shares at an exercise price of $30.50, 25,000 shares at an exercise price of $24.00, 244,500 shares at an exercise price of $31.13, 154,200 shares at an exercise price of $25.13, 60,000 shares at an exercise price of $26.94, 100,600 shares at an exercise price of $27.25, 107,332 shares at an exercise price of $33.13, 70,000 shares at an exercise price of $30.00 and 70,000 shares at an exercise price of $31.05. Also includes 501,465 Units. Also includes 210,611 shares of restricted Common Stock issued under the 1997 Stock Plan. Does not include 1,000 shares of Preferred Stock in the aggregate owned by certain executive officers and directors of the Company.

                                   PROPOSAL II

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The accounting firm of PricewaterhouseCoopers LLP (or its predecessor, Coopers & Lybrand L.L.P.) has served as the Company's independent auditors since the Company's formation in August 1993. On March 8, 2002, the Board of Directors voted to appoint PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.


AUDIT FEES

         The aggregate fees billed by PricewaterhouseCoopers LLP in connection with the audit of the Company's 2001 financial statements and the reviews of financial statements included in the Company's Forms 10-Q for 2001 were approximately $228,270, including expenses.


FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         The Company did not utilize the services of PricewaterhouseCoopers LLP in the design or implementation of its financial information systems during fiscal 2001.


ALL OTHER FEES

         The aggregate fees billed by PricewaterhouseCoopers LLP for all other services provided to the Company for fiscal year 2001 were approximately $504,021, including expenses. The Audit Committee considers the provision of such services to be compatible with maintaining PricewaterhouseCoopers LLP's independence.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 2002.

         OTHER MATTERS


SOLICITATION OF PROXIES

         The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.


STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be presented at the 2003 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than December 10, 2002, in order to be considered for inclusion in the proxy statement and on the proxy card that will be solicited by the Board of Directors in connection with the 2003 Annual Meeting of Stockholders.

         In addition, the Bylaws of the Company provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting or propose business for consideration at such annual meeting, notice must generally be given to the Secretary of the Company not more than 180 days nor less than 75 days prior to the first anniversary of the preceding year's annual meeting. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver by the Company of its right to do so at any time in the future.


OTHER MATTERS

         The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, it is the intention of the persons named as proxies in the accompanying Proxy Card to vote in their discretion all shares represented by validly executed proxies.

         REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.



                                                 FIRST INDUSTRIAL REALTY TRUST, INC.

                                      PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON MAY 15, 2002
                                            SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Michael W. Brennan and Michael J. Havala, or either of them, with full powers of substitution, as proxies of the undersigned, with the authority to vote upon and act with respect to all shares of stock of First Industrial Realty Trust,
Inc. (the "Company"), which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of the Company, to be held at the offices of the Company, 311 South Wacker Drive, 40th Floor, Chicago, Illinois 60606, commencing Wednesday, May 15, 2002, at 9:00
a.m., and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present, and especially (but without limiting the general authorization and power hereby given) with the authority to vote on the reserve side.

                                             Nominees (term, if elected, expires 2005):

     Michael W. Brennan                                       Michael G. Damone                       Kevin W. Lynch

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED HEREIN. IF THIS PROXY DOES NOT INDICATE A CONTRARY CHOICE, IT WILL BE
VOTED FOR ALL THE NOMINEES FOR DIRECTOR AS LISTED IN ITEM 1, FOR THE RATIFICATION OF AUDITORS DESCRIBED IN ITEM 2, AND IN THE
DISCRETION OF THE PERSONS NAMED AS PROXIES HEREIN WITH RESPECT TO ANY AND ALL MATTERS REFERRED TO IN ITEM 3.



                                                                                                                         SEE REVERSE
                                                                                                                             SIDE
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                                                        FOLD AND DETACH HERE



     Please mark your
[X]  votes as in
     this example.
                              FOR ALL
                              NOMINEES          WITHHOLD
                        (except as indicated    AUTHORITY
                         to the contrary on    to vote for                                              FOR       AGAINST   ABSTAIN
                         on the line below)    all nominees
1. Election of three       line below)                           2.  Ratification of the selection of
   Class II Directors          [ ]                 [ ]               PricewaterhouseCooper LLP as the   [ ]         [ ]       [ ]
   (see reverse)                                                     Company's independent auditors.

To withhold authority for any individual nominee or nominees,    3.  In their discretion, on any and all other matters as may
write his or their name or names in the space below:                 properly come before the meeting.

-------------------------------------------------------------

                                                                  NOTE: PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME OR NAMES
                                                                  APPEAR TO THE LEFT. ALL JOINT OWNERS OF SHARES SHOULD SIGN. STATE
                                                                  FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE,
                                                                  GUARDIAN, ET CETERA. PLEASE RETURN SIGNED PROXY IN THE ENCLOSED
                                                                  ENVELOPE.

                                                                  The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to said stock and hereby ratifies and confirms all that the proxies named herein and their substitutes, or any of them, may lawfully do by virtue hereof.


                                                                  ------------------------------------------------------------------

                                                                  ------------------------------------------------------------------
                                                                  Signature of Stockholder (if held jointly)   DATE




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